                                           UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                                                                  Washington, D.C. 20549

                                                         FORM 8-K

                                    CURRENT REPORT

                                        Pursuant to Section 13 or 15(d) of the
                                            Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported):  February 26, 2016

                        MACY'S, INC.

                    7 West Seventh Street, Cincinnati, Ohio 45202
                                                                                (513) 579-7000

                                                                                        -and-

                                                    151 West 34th Street, New York, New York 10001
                                                                                (212) 494-1602

Delaware (State of Incorporation)	1-13536 (Commission File Number)	13-3324058 (IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2016, the board of directors (the “Board”) of Macy's, Inc. (“Macy's”) amended and restated Macy's By-Laws (as so amended and restated, the “By-Laws”) to implement proxy access.

                Section 13(e) has been added to the By-Laws to allow a stockholder or a group of no more than 20 stockholders that has maintained continuous ownership of 3% or more of Macy's common stock for at least three years to include in Macy's proxy materials for an annual meeting of stockholders a number of director nominees up to the greater of two or 20% of the directors then in office, provided that the stockholder(s) and the stockholder nominee(s) satisfy the requirements specified in the By-Laws.  Proxy access will first be available in connection with Macy's 2017 annual meeting of stockholders.

The foregoing summary is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference.  The March 3, 2016 press release issued by Macy's is attached as Exhibit 99.1.

Item 8.01.     Other Events.

On February 26, 2016, the Board declared a regular quarterly dividend of $0.36 per share on Macy's common stock, payable April 1, 2016, to stockholders of record at the close of business on March 15, 2016, and announced its intent to increase the quarterly dividend on Macy's common stock to $0.3775 per share, effective with the July 1 dividend payment. The Board also increased Macy's share repurchase authorization by $1.5 billion.  The February 26, 2016, press release issued by Macy's is attached as Exhibit 99.2.

The annual meeting of Macy's stockholders has been scheduled for May 20, 2016.  The record date for stockholders to vote at the meeting is March 24, 2016.

All statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this report because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers' outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather, the final resolution of matters regarding the annual meeting of stockholders, the timing and amount of repurchases of Macy's common shares, if any, changes to Macy's expected liquidity position, the possibility that the repurchase program may be suspended or discontinued, final board approval of the July dividend, and other factors identified in documents filed by the company with the Securities and Exchange Commission.  In light of these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.  Except as may be required by applicable law, Macy's disclaims any obligation to update its forward-looking statements for any reason.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	Macy's, Inc. Amended and Restated By-Laws.
99.1	Press Release of Macy's, Inc. dated March 3, 2016.
99.2	Press Release of Macy's, Inc. dated February 26, 2016.

                                                                            Macy's, Inc.

                                                                                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2016	MACY'S, INC. By: /s/ Dennis J. Broderick Name: Dennis J. Broderick Title: Executive Vice President, General Counsel and Secretary

Index to Exhibits

Index Number	Description
3.1	Macy's, Inc. Amended and Restated By-Laws.
99.1	Press Release of Macy's, Inc. dated March 3, 2016.
99.2	Press Release of Macy's, Inc. dated February 26, 2016.